UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

GENERAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 10, 2013, the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company’s executive officers, concluded that due to certain accounting errors, in the aggregate, related to i) value added tax (VAT) and ii) revenue recognition in connection with historical “bill and hold” transactions for aerial transmission projects in Brazil as further described below, the Company’s previously issued consolidated financial statements for the fiscal years 2008 through 2012 (and the related reports of its independent registered public accounting firm) and the interim periods during those years, and the financial statements as of, as well as for, the three fiscal months ended March 29, 2013 should no longer be relied upon.

As a result of the theft of inventory and inventory accounting errors in Brazil disclosed in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in other previous filings, the Company undertook an extensive evaluation, with the assistance of external accounting consultants and external legal counsel, to determine whether an adjustment related to value added tax (VAT) in Brazil associated with the inventory theft and accounting errors was necessary. The Company previously disclosed its evaluation of a potential adjustment related to VAT in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2013 (the “July 31 Form 8-K”). Based on its evaluation, the Company no longer expects to recover approximately $18 million of VAT credits that were previously recognized from 2008 to 2012. As a result, the estimated cost of sales expense to be recorded to correct the overstatement of VAT credits for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 follows:

Understated / (Overstated)	For the twelve months ended December 31,
In millions	2008	2009	2010	2011	2012	Total
Gross Margin	($3)	($3)	($4)	($6)	($2)	($18)

In addition, as part of its efforts to remediate its previously disclosed deficiencies in internal control over financial reporting, the Company reviewed revenue recognition with regard to bill and hold sales in Brazil related to aerial transmission projects. “Bill and hold” sales generally are sales meeting specified criteria under U.S. generally accepted accounting principles (“GAAP”) to recognize revenue at the time title to goods is transferred to the customer, even though the seller does not ship the goods until a later time. In typical sales transactions other than those accounted for as bill and hold, title to goods is transferred to the customer at the point of shipment or delivery. As a result of its review, conducted with the assistance of external counsel, the Company identified a number of instances where the requirements for revenue recognition under GAAP with respect to the bill and hold sales were not met. Moreover, the Company determined that the related control environment in Brazil, which as noted above is in the process of being remediated, was inadequate at the time to support revenue recognition for bill and hold sales. As a result, the Company concluded, with the assistance of external accounting consultants and based on the factual findings made with the assistance of external legal counsel, that revenue should have been recognized at the time of shipment. Beginning in the third quarter of 2013 the Company discontinued bill and hold revenue accounting in Brazil and will recognize revenue and the related profit for sales related to aerial transmission projects in Brazil at the time of shipment. The Company estimates that its revenues and gross margin were understated (overstated) for the years ended December 31, 2012, 2011, 2010 and 2009, and three months ended March 29, 2013 as follows:

Understated/(Overstated)	For the twelve months ended December 31,				For the three months ended March 29,
In millions	2009	2010	2011	2012	2013
Revenues	($8)	($10)	($64)	$41	$10
Gross Margin	$—	($5)	($19)	$14	$3

Note: There is approximately $30 million of revenue and $7 million of gross margin that were previously accounted for as bill and hold transactions, which now will be recognized in future periods at the time of shipment for aerial transmission projects in Brazil.

The Company’s foregoing estimated adjustments are based on current data and are subject to change upon completion of its internal review of the Company’s prior financial statements. The Company’s restated financial statements also will reflect adjustments in response to comments of the Staff of the SEC described in its Form 8-K filed previously on July 31, 2013. During the ongoing process of finalizing restated financial statements, if it is determined that there are other adjustments for the periods subject to restatement, the Company will include such adjustments in its restated financial statements.

The Company intends to reflect the adjustments described above, including adjustments in response to the SEC Staff’s comments, by filing amendments to its Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 30, 2012, June 29, 2012, September 28, 2012 and March 29, 2013 and Annual Reports on Form 10-K for the fiscal years ended December 31, 2011 and December 31, 2012. The Company will also concurrently file its Form 10-Q for the fiscal quarter ended June 28, 2013, which has not previously been filed, as the Company was evaluating certain of the items described above. Due to the impact of the above matters on the presentation of the Company’s financial statements in its Form 10-Q for the quarter ended September 27, 2013, the Company may not timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2013 with the SEC.

As part of the consideration of the above-described matters, the Company has and will continue to assess the underlying internal control deficiency or deficiencies that allowed these issues to go undetected and will provide its conclusion regarding control deficiencies and remedial measures in the filings referenced in the preceding paragraph.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this Item 4.02(a) filed on Form 8-K with the Company’s independent registered public accounting firm.

Item 7.01	Regulation FD Disclosure.

In addition to the disclosures under Item 4.02 with regard to non-reliance on previously issued financial statements, the financial data included in the Company’s July 31, 2013 press release furnished as Exhibit 99.1 to the July 31 Form 8-K should also no longer be relied upon due to the bill and hold matter described above. The Company estimates that its net sales reported in the press release for the three months ended June 28, 2013 were understated by $15 million and operating income for the three months ended June 28, 2013 was understated by $4 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding the Company’s continuing analysis and review of the inventory accounting errors, the VAT matter and bill and hold revenue recognition, the restatement of its consolidated financial statements and review of its internal controls as well as its disclosure controls. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward looking statements, including, without limitation, risks relating to additional information arising from the Company’s continuing internal review of VAT and bill and hold transactions adjustments in Brazil and its prior financial statements, as well as the review and audit by the Company’s independent auditors of the Company’s prior financial statements, the Company’s ability to maintain an effective system of internal controls and disclosure controls and other risks described in the registrant’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

October 15, 2013	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel and Secretary